UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2004

GATX Corporation

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois (Address of principal executive offices)	60661-3676 (Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 12, 2004, GATX Corporation announced that its Board of Directors had elected Robert C. Lyons as vice president and chief financial officer of GATX Corporation. Mr. Lyons replaces Brian A. Kenney who resigned as chief financial officer on November 12, 2004, as a result of his recent election as president of GATX Corporation. Mr. Lyons, 40, was most recently the vice president of investor relations for GATX Corporation. Mr. Lyons joined GATX Corporation in 1997 and was promoted through the treasury and investor relations departments before being elected vice president, investor relations in 2002. Prior to joining GATX Corporation, Mr. Lyons worked for the Financial Relations Board and in the corporate banking division of The Bank of Tokyo-Mitsubishi. Mr. Lyons received his BA from the University of Wisconsin-LaCrosse in 1986 and his MBA in Finance from the University of Notre Dame in 1988. He is a CFA charterholder and a member of the Investment Analysts Society of Chicago.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

See Exhibit Index included herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Brian Kenney

Brian A. Kenney
President
(Duly Authorized Officer)

Date: November 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of GATX Corporation, dated November 12, 2004 reporting the election of Robert C. Lyons as vice president and chief financial officer of GATX Corporation.